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                                                                   EXHIBIT 99.4

                      VENTAS REALTY, LIMITED PARTNERSHIP
                          VENTAS CAPITAL CORPORATION

                               Offer to Exchange
                   Up to $175,000,000 in principal amount of
                         8 3/4% Senior Notes due 2009
                                      for
                      $175,000,000 in principal amount of
                         8 3/4% Senior Notes due 2009
                         Unconditionally Guaranteed by
                   Ventas, Inc. and Ventas LP Realty, L.L.C.
           issued and sold in a transaction exempt from registration
                 under the Securities Act of 1933, as amended

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

   Enclosed for your consideration is a Prospectus dated         , 2002 (as the
same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Ventas Realty, Limited Partnership and Ventas Capital Corporation (together, the "Issuers") and Ventas, Inc. and Ventas LP Realty, L.L.C. (together, the "Guarantors") to exchange up to $175,000,000 in principal amount of the Issuers' 8 3/4% Senior Notes due 2009 (the "New Notes") for the Issuers' $175,000,000 in principal amount of 8 3/4% Senior Notes due 2009, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes").

   We are asking you to contact your clients for whom you hold Original Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Original Notes registered in their own name. The Issuers and the Guarantors will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Issuers and the Guarantors for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuers and the Guarantors will pay all transfer taxes, if any, applicable to the tender of Original Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

   Enclosed are copies of the following documents:

    1. The Prospectus;

    2. A Letter of Transmittal for your use in connection with the tender of Original Notes and for the information of your clients;

    3. A form of letter that may be sent to your clients for whose accounts you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

    4. A form of Notice of Guaranteed Delivery; and

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

   Your prompt action is requested. The Exchange Offer will expire at 5:00
p.m., Eastern Standard Time, on         ,         , 2002, unless extended (the
"Expiration Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

   To tender Original Notes, certificates for Original Notes or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

   Additional copies of the enclosed material may be obtained from U.S. Bank National Association, the Exchange Agent, by calling (212) 361-2511.

   NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUERS, THE GUARANTORS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.